Exhibit 10.10

CONTROL AGREEMENT

Control Agreement dated as of June 9, 2017 (this “Agreement”), among (a) BNP Paribas as secured party (“Party A”), (b) Nexpoint Capital, Inc., as debtor (“Party B”), and (c) State Street Bank and Trust Company (the “Custodian”).

WHEREAS, pursuant to a custodian contract between the Custodian and Party B (as amended and in effect from time to time, the “Custodian Agreement”), the Custodian acts as custodian for Party B’s assets and maintains a custodial account for Party B; and

WHEREAS, pursuant to the terms of an ISDA Master Agreement and Credit Support Annex between Party A and Party B (including all schedules thereto and confirmations of transactions thereunder and as amended and in effect from time to time, the “Master Agreement”), Party B will from time to time grant to Party A a security interest in certain assets in the custodial account to secure Party B’s obligations to Party A under the Master Agreement; and

WHEREAS, Party A, Party B and Custodian are entering into this Agreement to provide for the control of the Collateral;

NOW, THEREFORE, in consideration of the mutual promises set forth herein, it is agreed as follows:

1. Collateral Accounts. Party B, from time to time, shall instruct the Custodian by any of the means mutually agreed to between Party B and the Custodian (which shall constitute “Proper Instructions” under the Custodian Agreement), to segregate certain U.S. cash, U.S. Government securities, or other U.S. securities to the extent acceptable to all parties hereto (but excluding securities for which reimbursement has not been received by the Custodian for the account of Party B) (“Collateral”) which are pledged to Party A pursuant to the Master Agreement. Such Collateral (other than cash Collateral) shall be identified and segregated on the Custodian’s books and records under the name “BNP Paribas as secured party of Nexpoint Capital, Inc.” (the “Securities Account”). The Custodian shall hold such Collateral as financial assets under Article 8 of the Uniform Commercial Code, as in effect from time to time in The Commonwealth of Massachusetts (the “UCC”). The Custodian shall identify and segregate in a separate deposit account (as defined in Section 9-102 of the UCC) any cash Collateral and hold it under the name “BNP Paribas as secured party of Nexpoint Capital, Inc.” (the “Deposit Account” and, together with the Securities Account, the “Collateral Accounts”). The Custodian shall have no responsibility for determining the adequacy of any Collateral required hereunder or under the Master Agreement, nor will it assume responsibility for any calculations related to any Collateral requirements under the Master Agreement. The Custodian may, in its discretion, choose not to act upon instructions from Party B to segregate Collateral in the Collateral Accounts if the instruction would in the Custodian’s sole judgment, after taking into account the subordination in Section 10(c), result in any remaining assets in the custodial account being inadequate to cover any obligations of Party B to the Custodian. For the avoidance of doubt, nothing in this Section 1 shall relieve Party B from satisfying its collateral posting obligations pursuant to the Master Agreement.

2. Account Control.

2.1 Security Interest. This Agreement is intended by Party A and Party B to grant “control” of the Collateral Accounts to Party A for purposes of perfection of Party A’s security interest in such Collateral and all such Collateral Accounts pursuant to Article 8 and Article 9 of the UCC, and the Custodian hereby acknowledges that it has been advised of Party B’s grant to Party A of a security interest in the Collateral Accounts and all such Collateral. Notwithstanding the foregoing, the Custodian makes no representation or warranty with respect to the creation, perfection or enforceability of any security interest in the Collateral Accounts.

2.2 Joint Instructions. Unless and until (A) the Custodian receives written notice from Party A pursuant to Section 2.3 below instructing the Custodian that Party A is exercising its right to exclusive control over the Collateral Accounts, which notice (inclusive of any entitlement order) shall be substantially in the form attached hereto as Exhibit B (a “Notice of Exclusive Control”) and has a reasonable time to act thereon, or if all previous Notices of Exclusive Control have been revoked or rescinded in writing by Party A or (B) the Custodian receives a Notice of Return of Excess Collateral pursuant to Section 4.3 below and has a reasonable time to act thereon: (i) the Custodian shall take actions with respect to the Collateral in the Collateral Accounts upon the joint instructions of Party A and Party B, except that in the case of instructions to segregate Collateral pursuant to Section 1, the Custodian shall take instructions solely from Party B, and (ii) the Custodian shall have no responsibility or liability to Party A or Party B for actions taken in accordance with such instructions.

2.3 Control by Party A.

(i) Party A agrees to provide the Custodian, in the form of Exhibit A attached (as may be amended from time to time), the names and signatures of authorized parties who may give notices, instructions, or entitlement orders concerning the Collateral Accounts. Other means of notice or instruction may be used provided that Party A and the Custodian agree to appropriate security procedures. Upon receipt by the Custodian of a Notice of Exclusive Control and following a reasonable time to act thereon, the Custodian shall thereafter follow only the instructions or entitlement orders of Party A with respect to the Collateral Accounts and shall comply with any entitlement order or instructions (within the meaning of Sections 8-102, 9-104 and 9-106 of the UCC) received from Party A, without further consent of Party B or any other person, and Custodian will not comply with entitlement orders and/or instructions concerning the Collateral originated by Party B without the prior written consent of Party A.

(ii) Party A represents and warrants to Party B that Party A will issue to the Custodian a Notice of Exclusive Control only if Party A has determined in good faith that an event of default, termination event or other authorized event has occurred under the Master Agreement which entitles Party A to exercise its rights as a secured party with respect to the Collateral in the Collateral Accounts.

(iii) The Custodian shall have no responsibility or liability to Party B for complying with a Notice of Exclusive Control or complying with entitlement orders or instructions originated by Party A concerning the Collateral Accounts. The Custodian shall have no duty to investigate or make any determination to verify the existence of an event of default or compliance by either Party A or Party B with applicable law or the Master Agreement, and the Custodian shall be fully protected in complying with a Notice of Exclusive Control whether or not Party B may allege that no such event of default or other like event exists.

(iv) As between Party A and the Custodian, notwithstanding any provision contained herein or in any other document or instrument to the contrary, the Custodian shall not be liable for any action taken or omitted to be taken at the instruction or entitlement order of Party A, or any action taken or omitted to be taken under or in connection with this Agreement, except for the Custodian’s own gross negligence or willful misconduct in carrying out such instruction or entitlement order.

3. Distributions. The Custodian will credit cash interest, dividends and other income received by the Custodian on the Collateral to the Deposit Account and non-cash interest, dividends and other income received by the Custodian on the Collateral to the Securities Account.

4. Release of Collateral; Release of Security Interest; Notice of Return of Excess Collateral.

4.1 Release of Collateral. If there are no transactions outstanding under the Master Agreement, Party B may request Party A to issue joint instructions instructing Custodian to release all Collateral held in the Collateral Accounts. Custodian will effect such release as soon as reasonably practicable after receiving such joint instructions or entitlement orders from Party A and Party B.

4.2 Release of Security Interest. Party A agrees to notify the Custodian promptly in writing when all obligations of Party B to Party A under the Master Agreement have been fully paid and satisfied (and any commitment of Party A to advance further amounts or credit thereunder has been terminated) or Party A otherwise no longer claims any interest in the Collateral in the Collateral Accounts, whichever is sooner; at which time the Custodian shall have no further liabilities or responsibilities hereunder and the Custodian’s obligations under this Agreement shall terminate.

4.3 Notice of Return of Excess Collateral. Provided that the Custodian has not received a Notice of Exclusive Control, Party B may provide written notice to the Custodian in the form of Exhibit C (a “Notice of Return of Excess Collateral”), stating that (i) in its good faith belief, supported by the requisite facts, (A) as a result of a “Specified Party A Event” (as defined below), Party B has designated an “Early Termination Date” under the Master Agreement with respect to all Transactions thereunder, (B) Party B has delivered a calculation statement to Party A in which the amount due in respect of such termination pursuant to Section 6(d) of the Master Agreement is, (C) pursuant to the terms of the Master Agreement, Party B is entitled to the return of some or all of the Collateral held in the Collateral Accounts, net of any amounts owed to Party A (“Excess Collateral”), (D) Party B has simultaneously sent a copy of the Notice of Return of Excess Collateral to Party A, and (E) Party B has no knowledge that (1) Party A has delivered a Notice of Exclusive Control to the Custodian or (2) of any injunction or other order of any court or other authority that prevents the Custodian from transferring to Party B, or prevents Party B from receiving, some or all of the Collateral held in the Collateral Accounts; and (ii) instructing Custodian to transfer to Party B’s account identified in the Notice of Return of Excess Collateral the Excess Collateral specified by Party B in the Notice of Return of Excess Collateral.

Concurrently with the Notice of Return of Excess Collateral contemplated in the prior paragraph, Party B agrees to simultaneously send a copy of the Notice of Return of Excess Collateral to Party A in the same form and using the same transmission manner that was used to send the Notice of Return of Excess Collateral to Custodian.

Solely as between Party B and Party A, the submission of such Notice of Return of Excess Collateral shall constitute a representation and warranty by Party B to Party A pursuant to Section 3 of the Master Agreement that all of Party B’s rights and enforcement pursuant to Section 6 of the Master Agreement have fully accrued following the expiration of any applicable notice requirement or grace period.

If the Custodian has determined that it has not received a Notice of Exclusive Control, the Custodian, without inquiry and in reliance on that determination and Party B’s Notice of Return of Excess Collateral, and following a reasonable time to act thereon shall transfer to Party B’s account identified in the Notice of Return of Excess Collateral or in a supplement thereto, the Excess Collateral specified by Party B in the Notice of Return of Excess Collateral or any supplement thereto.

For the avoidance of doubt, Party B acknowledges and agrees that its rights with respect to Excess Collateral hereunder shall not: (i) limit the rights of Party A hereunder or under applicable law with respect to any Collateral held in the Collateral Accounts other than Excess Collateral; or (ii) confer on Party B any right of consent with respect to any Notice of Exclusive Control delivered or originated by Party A, or with respect to any entitlement order or instruction delivered or originated by Party A after delivery of such Notice of Exclusive Control.

A “Specified Party A Event” shall mean, with respect to Party A (the “Defaulting Party”): an Event of Default under Section 5(a)(vii) of the Master Agreement.

The Custodian will have no liability to Party A or Party B for complying with a Notice of Return of Excess Collateral. The Custodian will have no duty to investigate or make any determination to verify Party B’s right to issue a Notice of Return of Excess Collateral, the occurrence of a Specified Party A Event, or the validity, adequacy or sufficiency of any statement, print-out or other supporting documentation attached to a Notice of Return of Excess Collateral. Furthermore, the Custodian shall have no obligation or responsibility to review the substance or existence of any attachments to the Notice of Return of Excess Collateral or verify that any statement or other information contained in such notice is true and correct. The Custodian will be fully protected in complying with a Notice of Return of Excess Collateral whether or not Party A may allege that no rights of Party B exist to issue the Notice of Return of Excess Collateral.

If the Custodian determines that it has received both a Notice of Exclusive Control and a Notice of Return of Excess Collateral but is unable to determine which was received by the Custodian first, the Notice of Exclusive Control will be deemed to have been received first and will control, and the Custodian will be fully protected in complying with the Notice of Exclusive Control despite the Custodian’s receipt of the Notice of Return of Excess Collateral. Party A and Party B agree to abide by the Custodian’s determination as to which was received first or that the Custodian is unable to determine which was received first.

5. Duties and Services of Custodian.

(i) Custodian agrees that it is acting as a securities intermediary, as defined in Section 8-102 of the UCC, with respect to the Collateral in the Securities Account, except Identified Securities (as defined below) and that Party B is the “entitlement holder,” as defined in Section 8-102 of the UCC, with respect to the Securities Account. The Custodian agrees, with respect to the Deposit Account, that it is acting as a “bank” as such term is used in Section 9-102 of the UCC and that Party B is the Custodian’s “customer,” as that term is defined in Section 4-104 of the UCC with respect to the Deposit Account. The parties hereto acknowledge that the Custodian Agreement is governed by the laws of The Commonwealth of Massachusetts and that, as a consequence, the jurisdiction of the Custodian as securities intermediary and as a bank is The Commonwealth of Massachusetts. Likewise, the law applicable to all issues in Article 2(1) of the Hague Securities Convention is the law in force in the Commonwealth of Massachusetts.

(ii) The Custodian shall have no duties, obligations, responsibilities or liabilities with respect to the Collateral Accounts except as and to the extent expressly set forth in this Agreement and the Custodian Agreement, and no implied duties of any kind shall be read into this Agreement against the Custodian including, without limitation, the duty to preserve, exercise or enforce rights in the Collateral and the Collateral Accounts. The Custodian shall not be liable or responsible for anything done or omitted to be done by it in good faith and in the absence of gross negligence or willful misconduct and may rely and shall be protected in acting upon any notice, instruction, entitlement order or other communication which it reasonably believes to be genuine and authorized.

(iii) As between Party B and the Custodian, except for the rights of control in favor of Party A agreed to herein, nothing herein shall be deemed to modify, limit, restrict, amend or supersede the terms of the Custodian Agreement, and Custodian shall be and remain entitled to all of the rights, indemnities, powers, and protections in its favor under the Custodian Agreement, which shall apply fully to the Custodian’s actions and omissions hereunder. Instructions or entitlement orders under this Agreement from Party B’s authorized representative given in accordance with the terms of the Custodian Agreement shall also constitute Proper Instructions under the Custodian Agreement.

(iv) As between the Custodian and Party A, Party A shall indemnify and hold the Custodian harmless with regard to any losses or liabilities of the Custodian (including reasonable attorneys’ fees) imposed on or incurred by the Custodian arising out of any action or omission of the Custodian in accordance with any notice, instruction, or entitlement order of Party A under this Agreement.

(v) The parties hereto acknowledge that no “security entitlement” under the UCC shall exist with respect to cash or any financial asset held in the Collateral Accounts which is registered in the name of Party B, payable to the order of the Party B, or specially indorsed to Party B or any third party and that has not been specially indorsed by Party B to the Custodian or its nominee (each such asset an “Identified Security”). As between Party A and Party B, Party B hereby agrees that it will not instruct the Custodian to pledge any security as Collateral in the Securities Account other than U.S. securities. The Custodian shall have no responsibility for determining that any security pledged by Party B meets the definition of Collateral under this Agreement. The parties further acknowledge and agree that any Identified Securities received by the Custodian and credited to the Collateral Accounts from time to time shall (so long as so credited to the Collateral Accounts and so long as this Agreement remains in effect) be held by the Custodian for the benefit of Party A, not in its capacity as a “securities intermediary” (as defined in the UCC), but in its capacity as a collateral agent under and subject to the terms of this Agreement. For the avoidance of doubt, the Custodian’s acting in its capacity as collateral agent shall not impose upon the Custodian any greater duties than those stated in this Agreement, and the Custodian shall be entitled to all exculpations, indemnities and other benefits in its favor referred to in this Agreement when acting as the collateral agent.

(vi) For avoidance of doubt, Party A hereby acknowledges that any Collateral in the Collateral Accounts issued outside the United States (“Foreign Security System Assets”) which may be held by the Custodian, a sub-custodian within the Custodian’s network of sub-custodians (each a “Sub-Custodian”) or a depository or book-entry system for the central handling of securities and other financial assets in which the Custodian or the Sub-Custodian are participants may not permit Party B to have a security entitlement under the UCC with respect to such Foreign Security System Assets (and such property shall be deemed for purposes of this Agreement not to be a financial asset held within the Collateral Accounts). The parties hereby further acknowledge that the Custodian gives no assurance that a security entitlement is created under the UCC with respect to Party B’s assets held in Euroclear or Clearstream or their successors. Because foreign securities are not considered financial assets under the terms of this agreement, notwithstanding the current terms of the Master Agreement, or any future amendments thereto, Party B hereby agrees with Party A that it shall not instruct the Custodian to segregate foreign securities as Collateral to the Securities Account and may not satisfy any Collateral requirements under the Master Agreement with foreign securities pledged to the Securities Account.

6. Force Majeure; Special Damages. The Custodian shall not be liable for delays, errors or losses occurring by reason of circumstances beyond its control, including, without limitation, acts of God, market disorder, terrorism, insurrection, war, riots, failure of transportation or equipment, or failure of vendors, communication or power supply. In no event shall the Custodian be liable to any person for indirect, consequential or special damages, even if the Custodian has been advised of the possibility or likelihood of such damages.

7. Compliance with Legal Process and Judicial Orders. The Custodian shall have no responsibility or liability to Party A or Party B or to any other person or entity for acting in accordance with any judicial or arbitral process, order, writ, judgment, decree or claim of lien relating to the Collateral Accounts subject to this Agreement notwithstanding that such order or process is subsequently modified, vacated or otherwise determined to have been without legal force or effect. Upon its receipt of any written claim relating to the Collateral Accounts, the Custodian shall endeavor to notify Party A and Party B as soon as reasonably practicable, provided that the Custodian’s failure to so notify Party A and/or Party B shall not give rise to any liability hereunder.

8. Custodian Representations. The Custodian represents and warrants that it is a Massachusetts trust company. The Custodian agrees and confirms, as of the date hereof, and at all times until the termination of this Agreement, that it has not entered into, and until the termination of this Agreement will not enter into, any agreement (other than the Custodian Agreement) with any other person or entity relating to the Collateral or the Collateral Accounts under which it has agreed to comply with entitlement orders (as defined in Section 8-102 of the UCC) of such other person or entity.

9. Access To Reports. Upon any pledge, release, or substitution of Collateral in the Collateral Accounts, Custodian shall notify Party A within one business day of such change. The Custodian will provide to Party A a copy of a statement of the Collateral Accounts within five (5) business days of the end of the calendar month; provided, however, that the Custodian’s failure to forward a copy of such statement to Party A shall not give rise to any liability hereunder.

10. The Custodian’s Compensation and Reimbursement Rights; Security Interest.

(a) Party B will pay and reimburse the Custodian for any advances, fees, costs, expenses (including, without limitation, reasonable attorneys’ fees and costs) and disbursements that may be paid or incurred by the Custodian in connection with this Agreement. Any fees, expenses or other amounts that may be owing to the Custodian from time to time pursuant to the terms of this Agreement or the Custodian Agreement (to which Party A is not a Party) shall be secured by any security interest that the Custodian may have been granted under the Custodian Agreement or applicable law. Upon a default by Party B in making payment or reimbursement, the Custodian shall be entitled to exercise its rights and remedies as a secured party and under applicable law against the Collateral and Collateral Accounts in accordance with the terms of the Custodian Agreement, applicable law and subject to Paragraph 10(c) below.

(b) The Custodian will not be obligated to advance cash or investments to, for or on behalf of Party B in the Collateral Accounts. However, if the Custodian does advance cash or investments to the Collateral Accounts for any purpose, Party B’s obligations to reimburse or repay the Custodian under Section 10(a) shall be secured by the security interest referred to in Section 10(a).

(c) The Custodian subordinates any security interest or right of recoupment or setoff that it may have in or against the Collateral or the Collateral Accounts to the security interest in favor of Party A. However, the subordination will not apply to the extent that the Custodian’s security interest or right of recoupment or setoff secures or may reduce obligations of Party B to pay, reimburse or indemnify the Custodian for the Custodian’s fees or expenses incurred under this Agreement.

11. Notices. Any notice, instruction, entitlement order or other instrument required to be given hereunder (including any such Overdraft notice from Party B, provided that any such Overdraft notice may also be delivered via electronic mail to the addresses set forth below), or requests and demands to or upon the respective parties hereto, shall be in writing and may be sent by hand, or by facsimile transmission, telex, or overnight delivery by any recognized delivery service, prepaid or, for termination of this Agreement only, by certified or registered mail, and addressed as follows, or to such other address as any party may hereafter notify the other respective parties hereto in writing:

If to Party A,then:

BNP Paribas

525 Washington Boulevard

Jersey City, NJ 07310

Attention: Collateral Management

Telephone No.: 201-850-5587

Email: nyc_collateral@americas.bnpparibas.com

With a copy to:

BNP Paribas

787 Seventh Avenue

New York, NY 10019

Attention: Legal Department (Capital Markets)

If to Party B, then:

c/o Highland Capital Management Fund Advisors, L.P.

300 Crescent Ct., Suite 700

Dallas, TX 75201

Attention: Retail Operations

Email: R-Operations@HighlandCapital.com

Facsimile No.: 972-628-4171

Telephone No.: 972-628-4100

If to Custodian, then:

State Street Bank and Trust Company

100 Summer Street, Floor 5

Boston, MA 02206

Attention: James Meagher, Managing Director

State Street Alternative Investment Solutions

Facsimile No. : 212-651-2393

Telephone No.: 617-662-7310

12. Amendment. No amendment or modification of this Agreement will be effective unless it is in writing and signed by each of the parties hereto.

13. Termination. Any of the parties to this Agreement may terminate it by giving to each of the other parties a notice in writing specifying the effective date of such termination, which (except in the case of a termination by Party A) shall not be less than thirty (30) days after the giving of such notice, unless the parties agree to a shorter period of time. Upon the effective date of termination of this Agreement and release of Collateral held in the Collateral Accounts, Party A shall have no further right to originate entitlement orders concerning the Collateral or the Collateral Accounts and Party B shall be entitled to originate entitlement orders concerning the Collateral or the Collateral Accounts for any purpose and without limitation except as may be provided in the Custodian Agreement. Upon termination of this Agreement by any party, any Collateral in the Collateral Accounts that has not been released by Party A shall be transferred, within 30 days of such termination, to a successor custodian designated in writing by Party B and acceptable to Party A. In the event no successor is agreed upon, the Custodian shall be entitled to petition a court of competent jurisdiction to appoint a successor custodian and shall be indemnified by Party B for any costs and expenses (including, without limitation, attorneys’ fees) relating thereto. Notwithstanding the foregoing, however, in the event that (a) an Event of Default with respect to Party A under the Master Agreement has occurred and is continuing and (b) all of Party B’s obligations to Party A under the Master Agreement have been fully satisfied, any Collateral in the Collateral Accounts that has not been expressly released by Party A within 30 days of any termination shall be deemed to have been so released.

14. Severability. In the event any provision of this Agreement is held illegal, void or unenforceable, the remainder of this Agreement shall remain in effect as if this Agreement had been executed with the illegal, void or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter and purpose of this Agreement and the deletion of any illegal, void or unenforceable provision will not substantially impair the respective benefits or expectations of the parties to this Agreement.

15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts, without giving effect to the conflict of law provisions thereof.

16. Headings. Any headings appearing on this Agreement are for convenience only and shall not affect the interpretation of any of the terms of this Agreement.

17. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same Agreement. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

18. Successors; Assignment. This Agreement may not be assigned without the written consent of all parties. The Agreement will be binding upon the parties and their respective successors and assigns.

19. Confidentiality. Each of the Custodian, Party A and each Party B agrees that it shall maintain, and shall cause its agents, attorneys and accountants to maintain, the confidentiality of the specific terms of this Agreement, and shall not discuss or disclose, nor authorize such agents, attorneys or accountants to discuss or disclose, such terms, directly or indirectly, to any person, other than: (1) to such agents, attorneys or accountants, subject to the terms hereof; (2) as may be legally required by applicable law or regulation or by any subpoena or similar legal process, or as may be requested by a regulator having jurisdiction over such party; (3) in connection with litigation to which such party is a party; or (4) to the extent such terms become publicly available other than as a result of a breach of this Agreement.

20. Jury Trial Waiver; Waiver of Immunity. To the extent permitted by law, Party A, Party B, and the Custodian each hereby waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement. To the extent that in any jurisdiction Party A and Party B may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, attachment (before or after judgment) or other legal process, Party A and Party B each irrevocably agrees not to claim, and hereby waives, such immunity.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers or duly authorized representatives as of the date first above written.

BNP PARIBAS

By:	/s/ Michael Cohen
Name:	Michael Cohen
Title:	Vice President

NEXPOINT CAPITAL, INC.

By:	/s/ Frank Waterhouse
Name:	Frank Waterhouse
Title:	Treasurer

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Scott Kraemer	6/9/17
Name:	Scott Kraemer
Title:	Managing Director

State Street: Limited Access

Control Agreement

Exhibit A

TO

CONTROL AGREEMENT

AMONG

BNP PARIBAS,

NEXPOINT CAPITAL, INC., AND

STATE STREET BANK AND TRUST COMPANY

DATED AS OF JUNE 9, 2017

See Attached.

The bank
for a changing
world

Certificate of Incumbency

The undersigned, Lauren Rinesmith, certifies as of the date hereof that:

1.	She is a duly appointed, qualified and acting Director and Counsel in the Legal Department of BNP Paribas.

2.	Each person listed below is duly appointed, qualified and is an acting officer of BNP Paribas. Each person, acting jointly with another duly appointed, qualified and acting officer of BNP Paribas, is authorized to act on behalf of and to bind BNP Paribas regarding BNP Paribas’ derivative transactions, including, but not limited to, foreign currency and interest rate transactions and all other swaps and hedges, repurchase transactions, reverse repurchase transactions and securities lending transactions and to take such further actions as are necessary or convenient to better fulfill their duties in connection with the above. In furtherance of the foregoing, each person listed below, acting jointly with another duly appointed, qualified and acting officer, is authorized to execute and deliver, on behalf of BNP Paribas, Master Repurchase Agreements, Master Securities Loan Agreements and ISDA Master Agreements and such other documents that are deemed necessary or convenient in connection thereto.

3.	The signatures specimen appearing next to the name of the person below is a true and correct signature of such person.

Name	Title	Signature

Heather Smith	Managing Director	/s/ Heather Smith

Everett Cheng	Managing Director	/s/ Everett Cheng

Mindy Sperling	Director	/s/ Mindy Sperling

Hugo Sueiro	Director	/s/ Hugo Sueiro

Anna Karpman	Director	/s/ Anna Karpman

Atif Rehman	Vice President	/s/ Atif Rehman

Michael Cohen	Vice President	/s/ Michael Cohen

The undersigned has executed this certificate as of the 19th day of April, 2016.

/s/ Lauren Rinesmith
Lauren Rinesmith
Director and Counsel

Certificate of Incumbency for ISDA GROUP (Quarterly) - April 2016

BNP PARIBAS • 787 Seventh Avenue • New York, NY 10019-6016 • (212) 841-3000 • usa.bnpparibas.com

Exhibit B

[Letterhead of Party BNP Paribas]

Date:

State Street Bank and Trust Company

State Street Alternative Investment Solutions

100 Summer Street, Floor 5

Boston, MA 02206

Attention: James Meagher, Managing Director

RE: Nexpoint Capital, Inc.

NOTICE OF EXCLUSIVE CONTROL

We hereby instruct you pursuant to the terms of that certain Control Agreement dated as of June 9, 2017 (as from time to time amended and supplemented, the “Control Agreement”) among the undersigned, Nexpoint Capital, Inc., (together with its successors and assigns, “Party B”) and you, as Custodian, that you (i) shall not follow any instructions or entitlement orders of Party B with respect to the Collateral or the Collateral Accounts held by you for Party B, and (ii) unless and until otherwise expressly instructed by the undersigned, shall exclusively follow the entitlement orders and instructions of the undersigned with respect to such Collateral or such Collateral Accounts.

We hereby instruct you to follow the attached entitlement order.

Very truly yours, BNP Paribas

By:
Authorized Signatory

cc: [IM]

State Street: Select Classification Level

B-1

Exhibit C

[Letterhead of Party B]

Date:

State Street Bank and Trust Company

State Street Alternative Investment Solutions

100 Summer Street, Floor 5

Boston, MA 02206

Attention: James Meagher, Managing Director

RE: Control Agreement

NOTICE OF RETURN OF EXCESS COLLATERAL

We refer to the Control Agreement dated as of June 9, 2017 (as amended and in effect from time to time, the “Control Agreement”) among BNP Paribas (“Party A”), Nexpoint Capital, Inc. (together with its successors and assigns, “Party B”), and you, as Custodian. Terms defined in the Control Agreement have the same meanings herein as therein.

We hereby issue a Notice of Return of Excess Collateral pursuant to Section 4.3 of the Control Agreement. We state that (i) Party B has declared an “Early Termination Date” under the Master Agreement with respect to all transactions thereunder as a result of the occurrence of a Specified Party A Event, (ii) Party B has determined the amount due in respect of such termination, (iii) pursuant to the terms of the Master Agreement, Party B is entitled to the return of some or all of the Collateral held in the Collateral Accounts, net of any amounts owed to Party A, (iv) we have sent a copy of this Notice of Return of Excess Collateral to Party A, and (v) we have no knowledge (A) that Party A has delivered a Notice of Exclusive Control to you or (B) of any injunction or other order of any court or other authority that prevents you from transferring to us, or prevents us from receiving, some or all of the Collateral held in the Collateral Accounts.

We hereby instruct you to transfer Collateral as follows: [insert description of Party B account and Collateral to be transferred thereto].

[Upon completion of such transfer of Collateral, the Control Agreement will terminate.]

Very truly yours,

Nexpoint Capital, Inc.

By:
Authorized Signatory

cc: BNP Paribas